Exhibit 99.1

Kona Grill Reports Fourth Quarter 2016 Results

- Initiates 2017 Annual Guidance of 18.0% Sales Growth and 95% EBITDA Growth -

SCOTTSDALE, AZ – February 27, 2017 ─ Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported financial results for the fourth quarter and year ended December 31, 2016. The Company also initiated 2017 annual guidance.

Fourth Quarter 2016 Key Items vs. Year-Ago Quarter

●	Restaurant sales increased 14.5% to $43.6 million.
●	Same-store sales decreased 4.1% compared to a 3.2% gain from the prior year.
●	Opened restaurants in Huntsville, Alabama; Winter Park, Florida and San Antonio, Texas.
●

Net loss of $16.6 million, or ($1.58) per share, including $12.5 million, or $1.19 per share, in non-cash asset impairment charges for five restaurants that will remain open, compared to net loss of $2.0 million, or ($0.18) per share, in 2015.

●	Restaurant operating profit*, a non-GAAP measure, decreased 16.8% to $4.7 million compared to $5.6 million in 2015.

* For a reconciliation of restaurant operating profit to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information accompanying this release.

“As previously announced, we faced a challenging environment during the fourth quarter which led to our first same-store sales decline in the last 14 quarters and only our second quarterly decline in the last six years. Despite this setback, we were still able to mark our sixth consecutive year of positive same-store sales with a 0.5% increase, which speaks to the long-term viability of our brand,” said Berke Bakay, President and CEO of Kona Grill.

“Over the past three years, we have nearly doubled our footprint from 23 to 45 restaurants and have learned so much about our brand. We will continue to refine our site selection strategy and review our restaurant opening process, from marketing to staffing to sales forecasting. Through this expansion, however, we have also come to appreciate which types of markets and real estate work best for us and which do not. The asset impairment charges that we have recorded during the fourth quarter reflect some of our less successful real estate decisions. We have no current plans to close any of these five restaurants and will continue to work diligently to improve their operating performance,” he continued.

“For 2017, we have targeted only three restaurant openings compared to eight in 2016, which will enable us to digest our recent high growth and increase our operational focus on ramping up margins across the entire system. By scaling back development, we will significantly reduce our preopening and depreciation expense to drive improvement in the bottom line while our lower capital expenditures will increase our financial flexibility,” he concluded.

Fourth Quarter 2016 Financial Results

Restaurant sales increased 14.5% to $43.6 million in the fourth quarter of 2016 compared to $38.1 million in the fourth quarter of 2015. The increase was primarily driven by operating week growth from eight restaurants opened since April 2016.

Same-store sales decreased 4.1% in the fourth quarter of 2016 as compared to a 3.2% increase in the fourth quarter of last year. The decrease in same-store sales this year reflects a 3.5% decline in guest traffic and unfavorable menu mix, partially offset by higher menu prices.

The Company recorded a non-cash asset impairment charge of $12.5 million or $1.19 per share for five restaurants. The asset impairment charge was based upon an assessment of historical performance and projected cash flows from these five restaurants compared to their net book value.

Net loss in the fourth quarter of 2016 was $16.6 million, or ($1.58) per share (including the $1.19 per share impairment charge), compared to net loss of $2.0 million, or ($0.18) per share, in the year-ago quarter.

Restaurant operating profit*, a non-GAAP measure, decreased 16.8% in the fourth quarter of 2016 to $4.7 million compared to $5.6 million in the same quarter of 2015. Restaurant operating profit for the comparable restaurant base remained strong but was more than offset by inefficiencies from twelve restaurants opened since October 2015 and underperformance by the five restaurants for which the Company recorded impairment charges during the fourth quarter. As a percentage of sales, restaurant operating profit was 10.7% compared to 14.7% in the fourth quarter of last year.

Full Year 2016 Financial Results

Restaurant sales for 2016 increased 18.5% to $169.5 million compared to $143.0 million in 2015. The increase was driven by operating week growth of 23.7% driven by twelve restaurants opened since October 2015. Same-store sales increased 0.5% marking the Company’s sixth consecutive year of positive growth.

Restaurant operating profit*, a non-GAAP measure, increased 2.1% in 2016 to $23.7 million compared to $23.2 million in 2015. As a percentage of sales, restaurant operating profit was 14.0% compared to 16.2% in the prior year. The decrease in restaurant operating margins was primarily due to new unit inefficiencies and underperformance at certain locations.

EBITDA*, a non-GAAP measure, increased 3.3% in 2016 to $5.9 million compared to $5.7 million in 2015. Net loss for 2016 was $21.6 million or ($2.00) per share compared to net loss for 2015 of $4.5 million, or ($0.40) per share. The increased net loss was primarily driven by $12.5 million in non-cash asset impairment charges and operating inefficiencies associated with new restaurant openings.

Financial Guidance

For 2017, the Company forecasts restaurant sales of $200 million compared to $169.5 million in 2016, representing 18.0% year-over-year growth. The forecasted increase in restaurant sales is primarily driven by operating week growth and assumes flat same-store sales on an annual basis.

The Company forecasts EBITDA* of $11.5 million, representing 95% year-over-year growth.

The Company has not reconciled EBITDA guidance to the corresponding GAAP financial measure because it does not provide guidance for the various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of its control and cannot be reasonably predicted. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

The Company forecasts capital expenditures, net of tenant allowances to range from $16 million to $18 million, primarily related to new restaurant development and remodeling initiatives.

Stock Repurchase Program

The Company completed its October 2016 $5 million stock repurchase program in February 2017. Under this authorization, the Company repurchased and retired 532,576 shares at an average cost of $9.37 per share. The Company currently has 10,081,444 shares outstanding.

Development Update

The Company plans to open three restaurants in 2017 but currently only has two lease commitments for 2017. This flexibility enables the Company to alter its growth plans based upon market conditions.

The Company’s international franchise partners in the United Arab Emirates and Mexico continue to make progress on the development of Kona Grill restaurants outside of the United States. Each of the Company’s franchisees is expected to open a Kona Grill restaurant in their respective country during 2017. The Company also has signed a non-binding letter of intent for the development of a Kona Grill restaurant in Toronto, Canada.

Conference Call

Kona Grill will hold a conference call today at 4:30 p.m. Eastern time to discuss its financial results for the fourth quarter ended December 31, 2016. The Company’s President and CEO Berke Bakay and CFO Christi Hing will host the call, followed by a question and answer session.

To access the conference call investors may dial-in using the toll free number of 1-877-857-6149. The conference call will be followed by a question and answer session. The conference call will be broadcast simultaneously over the internet and will be accessible via the investors section of the Company’s website at www.konagrill.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through March 27, 2017 by calling the toll-free number of 1-844-512-2921. To access the replay please use the ID number 3175824. The replay will also be available via the investors section of the Company’s website.

About Kona Grill

Kona Grill features a global menu of contemporary American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere. Kona Grill owns and operates 45 restaurants, guided by a passion for quality food and exceptional service. Restaurants are located in 23 states and Puerto Rico: Alabama (Huntsville); Arizona (Chandler, Gilbert, Phoenix, Scottsdale); California (Irvine); Colorado (Denver); Connecticut (Stamford); Florida (Miami, Tampa, Sarasota, Winter Park); Georgia (Alpharetta); Hawaii (Honolulu); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Idaho (Boise); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie, Minnetonka); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas(2)); Ohio (Cincinnati, Columbus); Puerto Rico (San Juan); Tennessee (Franklin); Texas (Austin, Dallas, El Paso, Friendswood, Fort Worth, Houston, Plano, San Antonio(2), The Woodlands); Virginia (Arlington, Fairfax, Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements

Various remarks we make about future expectations, plans, and prospects for the Company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and development plans, including but not limited to those relating to our sales trends, projected earnings, expenses, and capital expenditures for 2017, expectations of new store openings as well as international franchise development in 2017 and beyond and availability of capital. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

KONA GRILL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2016	2015
Assets	(unaudited)
Cash and cash equivalents	$3,476	$9,055
Other current assets	5,256	4,391
Other assets	1,383	1,146
Property, plant and equipment, net	98,268	87,252
Total assets	$108,383	$101,844
Liabilities and Stockholders' Equity
Current liabilities	$19,277	$18,830
Long term debt	25,921	-
Long-term obligations	31,610	20,323
Stockholders' equity	31,575	62,691
Total liabilities and stockholders' equity	$108,383	$101,844

KONA GRILL, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)

Restaurants sales	$43,592	$38,066	$169,523	$143,023
Costs and expenses:
Cost of sales	11,998	10,252	45,314	38,803
Labor	16,425	13,716	62,027	50,187
Occupancy	3,748	3,032	13,754	10,528
Restaurant operating expenses	6,767	5,469	24,740	20,293
General and administrative	3,292	3,085	13,272	12,612
Preopening expense	1,090	1,444	4,533	4,746
Depreciation and amortization	4,083	3,021	14,421	9,966
Asset impairment charge	12,454	-	12,454	-
Other	-	-	-	161
Total costs and expenses	59,857	40,019	190,515	147,296
Income (loss) from operations	(16,265)	(1,953)	(20,992)	(4,273)
Write off of deferred financing costs	-	-	-	-
Interest expense, net	308	46	571	180
Income (loss) before income taxes	(16,573)	(1,999)	(21,563)	(4,453)
Income tax (expense) benefit	10	12	66	43
Net income (loss)	$(16,583)	$(2,011)	$(21,629)	$(4,496)

Net income (loss) per share:

Basic	$(1.58)	$(0.18)	$(2.00)	$(0.40)
Diluted	$(1.58)	$(0.18)	$(2.00)	$(0.40)

Weighted average shares outstanding:
Basic	10,474	11,271	10,791	11,264
Diluted	10,474	11,271	10,791	11,264

Comprehensive income (loss)	$(16,583)	$(2,011)	$(21,629)	$(4,496)
(Unaudited)

KONA GRILL, INC.

NON-GAAP RECONCILIATIONS

(In thousands)

(Unaudited)

We prepare our financial statements in accordance with U.S. GAAP. Within our press release, we make reference to non-GAAP EBITDA, Adjusted EBITDA and Restaurant Operating Profit. Restaurant Operating Profit is defined as restaurant sales minus cost of sales, labor, occupancy and restaurant operating expenses. Restaurant Operating profit does not include general and administrative expenses, depreciation and amortization, asset impairment charge or preopening expenses. We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance; and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to that of our competitors.

EBITDA represents net income (loss) plus the sum of interest, taxes, depreciation and amortization and asset impairment charge. Adjusted EBITDA is defined as net income (loss) plus the sum of interest, taxes, depreciation and amortization, preopening expense, stock-based compensation and unusual or non-recurring items, such as asset impairment charge. EBITDA and Adjusted EBITDA are presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash items such as depreciation and amortization and stock-based compensation as well as the costs of opening new restaurants; (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) we use EBITDA and Adjusted EBITDA internally as a benchmark to evaluate our operating performance and compare our performance to that of our competitors. Restaurant Operating Profit, EBITDA and Adjusted EBITDA may not be comparable to the same or similarly titled measures computed by other companies.

	Three Months Ended			Year Ended
	December 31,			December 31,
	2016	2015	% Growth	2016	2015	% Growth
Net income (loss)	$(16,583)	$(2,011)		$(21,629)	$(4,496)
Income tax expense (benefit)	10	12		66	43
Interest expense, net	308	46		571	180
Depreciation and amortization	4,083	3,021		14,421	9,966
Asset impairment charge	12,454	-		12,454	-
EBITDA	272	1,068	-74.5%	5,883	5,693	3.3%

Adjustments:
Preopening expenses	1,090	1,444		4,533	4,746
Stock-based compensation	320	344		1,262	1,363
Other	-	-		-	161
Adjusted EBITDA	$1,682	$2,856	-41.1%	$11,678	$11,963	-2.4%
General and administrative, excluding stock-based compensation above	2,972	2,741		12,010	11,249
Restaurant operating profit	$4,654	$5,597	-16.8%	$23,688	$23,212	2.1%

Restaurant operating profit margin (A)	10.7%	14.7%		14.0%	16.2%

(A) Restaurant opreating profit margin is calculated as restaurant operating profit divided by restaurant sales

KONA GRILL, INC.

NON-GAAP RECONCILIATIONS

(In thousands)

(Unaudited)

Selected Supplemental Operating Information

	Three Months Ended			Year Ended
	December 31,			December 31,
	2016	2015	% Growth	2016	2015	% Growth

Same-store sales percentage change*	-4.1%	3.2%		0.5%	2.0%

Restaurants opened during the period	3	4		8	7
Restaurants at the end of the period	45	37	21.6%	45	37	21.6%

Restaurant operating weeks*
Comparable restaurant base	407	337		1,493	1,243
Non-comparable restaurant base	163	125		580	433
Total restaurant operating weeks	570	462	23.4%	2,073	1,676	23.7%

Non-comparable restaurant base as a percentage of total restaurant operating weeks	29%	27%		28%	26%

* Information for fourth quarter of 2015 excludes the period from November through December during which our Las Vegas location was closed for remodel.  Information for 2015 excludes the periods from April  to August  (for our Denver location) and November to December (for our Las Vegas location), respectively, during which these restaurants were closed for remodel.

Kona Grill Investor Relations Contact:

Kona Grill, Inc.

Christi Hing, Chief Financial Officer

(480) 922-8100

investorrelations@konagrill.com